Exhibit 3.1

CERTIFICATE OF CONVERSION

OF

DAKTRONICS, INC., A SOUTH DAKOTA CORPORATION

TO

DAKTRONICS, INC., A DELAWARE CORPORATION

(Pursuant to Section 265 of the Delaware General Corporation Law)

The undersigned, being a person authorized to execute this Certificate of Conversion on behalf of Daktronics, Inc., a South Dakota corporation (the “Other Entity”), hereby certifies that:

1. Daktronics, Inc., was originally formed as a corporation under the law of the State of South Dakota on December 9, 1968.

2. The Other Entity’s name and type of entity immediately prior to the filing of this Certificate of Conversion was Daktronics, Inc., a South Dakota corporation.

3. The name of the Delaware corporation into which the Other Entity is to be converted as set forth in its Certificate of Incorporation is Daktronics, Inc.

[Signature Page Follows]

The undersigned has caused this Certificate of Conversion to be duly executed as of April 17, 2025.

By:	/s/ Brad Wiemann
Name:	Brad Wiemann
Title:	Interim President & Chief Executive Officer

[Signature Page to Certificate of Conversion]